POWER OF ATTORNEY

The undersigned officers and trustees of FRANKLIN INVESTORS SECURITIES TRUST, a Delaware statutory trust  (the "Registrant") hereby appoint BRUCE G. LETO, LARRY P. STADULIS, KRISTIN H. IVES, KAREN L. SKIDMORE, craig s. tyle, alison e. baur and  STEVEN J. GRAY (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

                This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

                The undersigned officers and trustees hereby execute this Power of Attorney as of the 30th day of April, 2012.

/s/ Edward B. Jamieson_______________                                   /s/ Harris J. Ashton__________________

Edward B. Jamieson,                                                                          Harris J. Ashton,

President and Chief Executive Officer-                                           Trustee

Investment Management

/s/ Sam Ginn _______________________                                  /s/ Edith E. Holiday___________________

Sam Ginn,                                                                                             Edith E. Holiday,

Trustee                                                                                                   Trustee

/s/ Charles B. Johnson_________________                                                /s/ Rupert H. Johnson, Jr. ________________

Charles B. Johnson,                                                                            Rupert H. Johnson, Jr.,

Trustee                                                                                                   Trustee

/s/ J. Michael Luttig__________________                                   /s/ Frank A. Olson   ____________________

J. Michael Luttig,                                                                                 Frank A. Olson,

Trustee                                                                                                   Trustee

/s/ Larry D. Thompson  _______________                                  /s/ John B. Wilson     ___________________

Larry D. Thompson,                                                                           John B. Wilson,

Trustee                                                                                                   Trustee

/s/ Laura F. Fergerson___________    ____                                   /s/ Gaston Gardey     ___________________

Laura F. Fergerson,                                                                             Gaston Gardey,

Chief Executive Officer-Finance and Administration                  Chief Financial Officer and Chief Accounting Officer